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                                 EXHIBIT 23.1
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                      Consent of Independent Accountants
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We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated October 2, 1997, which appears on page 6 of the 1997 Annual Report to Shareholders of WD-40 Company, which is incorporated by reference in WD-40 Company's Annual Report on Form 10-K for the year ended August 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 11 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

San Diego, California
November 24, 1997